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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of report (Date of earliest event reported): January 20, 2005

                               Medina Coffee, Inc.
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

           Nevada                        000-49712                88-0442833
----------------------------    ------------------------     -------------------
(State or Other Jurisdiction    (Commission File Number)        (IRS Employer
      of Incorporation)                                      Identification No.)


                      BAK Industrial Park, No. 1 BAK Street
                        Kuichong Town, Longgang District
                   Shenzhen, Peoples Republic of China 518119
                             Ph: (86-755) 8977-0093
            --------------------------------------------------------
                    (Address of Principal Executive Offices)

                         12890 Hilltop Road, Argyle, Texas 76226
                    ---------------------------------------
         (Former Name or Former Address, if Changed since Last Report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

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

                 SECTION 1--REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01.  Entry into a Material Definitive Agreement

         On January 20, 2005, Medina Coffee, Inc., a Nevada corporation, completed a stock exchange transaction with the stockholders of BAK International, Ltd., a company incorporated under the laws of Hong Kong ("BAK International"). The exchange was consummated under Nevada law and pursuant to the terms of that certain Securities Exchange Agreement dated effective as of January 20, 2005 (the "Exchange Agreement"). A copy of the Exchange Agreement is filed as an exhibit to this Current Report on Form 8-K.

         Pursuant to the Exchange Agreement, the Company issued 39,826,075 shares of its common stock, par value $0.001 per share, to the stockholders of BAK International, representing approximately 97.2% of the Company's post-exchange issued and outstanding common stock, in exchange for 100% of the outstanding capital stock of BAK International. Immediately, after giving effect to the exchange, the Company had 40,978,533 shares of its common stock outstanding. Pursuant to the exchange, BAK International became a wholly-owned subsidiary of the Company. The Company presently carries on the business of Shenzhen BAK Battery Co., Ltd., a Chinese corporation and BAK International's wholly-owned subsidiary ("BAK Battery").

         The shares of the Company's common stock issued to stockholders of BAK International in connection with the exchange were not registered under the Securities Act of 1933, as amended (the "Securities Act") and, as a result, are "restricted securities" that may not be offered or sold in the United States absent registration or an applicable exemption from registration. Certificates representing these shares contain a legend stating the same. The Company has relocated its executive offices to those of BAK Battery at BAK Industrial Park, No. 1 BAK Street, Kuichong Town, Longgang District, Shenzhen, People's Republic of China, and its telephone number is (86-755) 8977-0093.

         The Company issued a press release on January 20, 2005 regarding the stock exchange transaction. The press release and the stock exchange agreement are filed herewith as Exhibits and are incorporated herein in their entirety by this reference.

                        SECTION 2--FINANCIAL INFORMATION

Item 2.01.  Completion of Acquisition or Disposition of Assets.

                               THE SHARE EXCHANGE

         On January 20, 2005, the Company, BAK International and the stockholders of BAK International consummated the transactions contemplated by the Exchange Agreement. The Exchange Agreement specified that the Company would acquire all 39,826,075 shares of the issued and outstanding stock of BAK International in exchange for the issuance of 39,826,075 shares of the common stock of the Company. On the exchange closing date, the Company issued an aggregate of 39,826,075 shares of its common stock to the stockholders of BAK International, representing 97.2% of the Company's issued and outstanding common stock immediately following the exchange. All of the Company's business operations are now conducted through BAK International's wholly-owned subsiary, BAK Battery.

                DESCRIPTION OF THE COMPANY'S PREDECESSOR BUSINESS

         The Company originally began operations as a Nevada corporation known as Medina Copy, Inc. The Company was incorporated in Nevada on October 4, 1999 and subsequently changed its name to Medina Coffee, Inc. ("Medina"), on October 6, 1999. Medina commenced operations on December 1, 2002 and was considered a development stage company. Medina was formed originally for the purpose of building a retail specialty coffee business that sold specialty coffee and espresso drinks through company owned and operated espresso carts. Medina incurred operating losses since its inception and therefore looked to combine with a privately-held company that was profitable or that management considered to have growth potential.

                         DESCRIPTION OF CURRENT BUSINESS

         Except as otherwise indicated by the context, references in this Current Report to "we," "us," or "our" are to the combined business of Medina and its wholly-owned direct subsidiary, BAK International, and its wholly-owned subsidiary, BAK Battery. References to "China" or to the "PRC" are references to the People's Republic of China.

General

         Our current operations were originally a business division of our affiliate, BAK Battery, which was originally formed as a Chinese limited liability company in August 2001. As of January 17, 2005, all legal procedures of BAK International's acquisition of 100% of the equity shares in BAK Battery were completed. Thereafter, we entered into a stock exchange transaction on January 20, 2005 with the stockholders of BAK International, pursuant to which we acquired from them all of the issued and outstanding common capital stock of BAK International in exchange for 39,826,075 shares of our common stock. As a result of this exchange transaction, we succeeded to the operations of BAK International and BAK Battery.

Overview

         We presently serve as a holding company for our China-based subsidiaries, BAK International and BAK Battery. Our subsidiaries are focused on the manufacture, commercialization and distribution of a wide variety of standard and customized lithium ion rechargeable batteries for use in a wide array of applications. We also have internal research and development facilities engaged primarily in furthering lithium ion related technologies. We believe that our technologies allow us to offer batteries that are flexibly configured, lightweight and generally achieve longer operating time than many competing batteries currently available. We have focused on manufacturing a family of replacement lithium batteries for mobile phones. We also supply rechargeable lithium ion and lithium polymer batteries for use in various other portable electronic applications, including high-power handset telephones, laptop computers, digital cameras and video camcorders, MP3's, electric bicycles and general industrial applications.

         We manufacture three types of batteries: steel cell, aluminum cell and cylindrical cell. We deliver our products to packing plants operated by third parties where the bare cells are packed in accordance with specifications established by certain manufacturers of mobile phones and other electronic products. We operate sales and service branches in six principal coastal cities and Beijing in the PRC. The majority of our income is generated from the sale of steel cells. However, we believe there is growth potential for aluminum and cylindrical cells because of their wide applications. Our current growth strategy includes entering into the original equipment manufacture, or OEM, battery market for top mobile phone brands, portable electronic appliances and electric bicycles worldwide. We are also developing a program for producing lithium polymer battery cells as well as high power lithium ion battery cells, which will allow us inroads into additional battery markets such as those for electric bicycles, power tools and hybrid electric vehicles.

Our Business Strategy

         We seek to maintain and strengthen our position as a provider of lithium ion batteries and related services while increasing the breadth of our product line and improving the quality of our products. In order to achieve our objective, we plan to pursue the key strategies described below.

         o Continuing to be a cost leader in an increasingly competitive market. We believe we can ensure competitive pricing by integrating a labor intensive production process with high-tech, proprietary manufacturing equipment. We believe our experience in designing and updating key manufacturing equipment and operating such equipment at a low cost gives us a cost advantage over our competitors.

         o Taking advantage of our ready production capacity and allowing for increased production capacity. We believe our production capacity makes us more reliable, flexible and responsive in terms of fulfilling our customers' requirements than other providers. As such, existing and potential competitors may find it more difficult to compete with our production capabilities. The completion of our new manufacturing facility, projected mid 2005, should only enhance our production capacity.

         o Enhanced R & D activities. Upon completion of our new facility, we will have the space to enhance our existing R & D capabilities through the addition of state of the art equipment and experienced personnel.

         o Developing our OEM business. We believe that by entering the original equipment manufacture, or OEM, market for lithium and other types of battery cells, we will be able to significantly increase revenues. As such, we have been preparing for Motorola's QSR certification which will give us the right to serve as an OEM provider for Motorola's products. We believe that obtaining Motorola's QSR Certification will position us to provide lithium batteries to other multinational corporations whose products require such batteries. We believe that our entry into the OEM market for lithium ion batteries is important to our continued growth because the market for replacement batteries is becoming saturated.

         o Expanding our product lines to capture new market opportunities. We are seeking to produce lithium polymer and high power lithium ion battery cells that can be used in electric bicycles, power tools and hybrid electric vehicles. By entering these markets, we believe we can achieve future revenue growth and improved profit margins.

                         Principal Products and Services

Lithium Ion Battery

         We produce rechargeable lithium ion batteries. Rechargeable lithium ion batteries are used primarily for mobile telephones, camcorders, MP3 players, digital cameras, electric bicycles and general industrial applications.

         We began producing steel case lithium ion batteries in 2002. Our product mix now consists of 69% steel case battery cells, 30% aluminum battery cells, and 1% cylindrical battery cells, which all come in a broad variety of battery types.

Services

         We have built a sales and service network covering six principal coastal cities and Beijing in the PRC. Our service capabilities include a 24-hour customer response. Our other services include providing battery testing and test reporting; providing training courses regarding quality control and battery usage; gathering customer opinions on our products and services; evaluating customer requirements and fulfilling appropriate requests.

         BAK has two strategic policies for sales and service:

o BAK has built a sales and service network to cover six principal coastal cities in China, and also has a branch in Beijing.

o        Our service capabilities include 24-hour customer response.

Features

         Performance standards. We believe our products meet or exceed international standards. Our lithium ion batteries have high capacity, low internal resistance, and a safety guarantee. Certificates or approvals we have received include: EU's CE attestation; UL authentication; International Organization for Standardization 9001: 2000, a quality management system certification, and International Organization for Standardization 14001: 1996, an environmental management system certification; and certificates from the major cell phone manufacturers of China, including China Saibao (the CEPREI certification body); Amoi Electronics Co., Ltd.; China Datang (Group) Corporation; Konka Group Co., Ltd.; Tianyu Communication Technology (Kunshan) Co., Ltd.; and Shenzhen Telsda Mobile Communication Industry Development Co., Ltd.

         Longer usage time and higher discharge rates. We believe our battery has a higher discharge voltage so that it can provide a longer talking time for mobile phone users. Our products have a higher discharge capacity than other battery products. Therefore, with the same capacity, our battery can therefore provide a longer talking time. The higher discharge capacity is especially useful for mobile phones with color screens, which have a high demand on the battery's continuous discharge voltage.

         Performance at lower temperatures. Our lithium ion batteries perform well from -20 Celsius to +60 Celsius. At a temperature as low as -20 Celsius the batteries release 95% of the battery energy at 0.2C rate; and over 90% of the battery energy can be discharged at 1.0C. This feature allows improved cell phone battery duration, particularly in northern areas of the PRC.

                                    Suppliers

         The main components of lithium ion batteries are the cathode, anode, separator, and electrolyte. We have built a complete supply chain, putting together a group of material and equipment suppliers, primarily Chinese, except for ENTEK (a separator supplier in the US), from whom we buy on a purchase order basis.

         Cathode material is primarily LiCoO2; LiMnO4 and LiCo1-xNixO2 are also used as cathode materials. Anode material mainly consists of carbon materials such as graphite, sourced primarily in China. The separator material is imported from Japan and the US. There are sufficient supplies of electrolytes in China, and we believe the quality to be very good. The table below describes the key sources of our key materials.

         As of September 30, 2004, our key material suppliers and key equipment suppliers were as follows:

Key Material Suppliers

Key Material Suppliers

------ ------------------ ------------------------------------------------------
 Item      Materials                         Main suppliers
------ ------------------ ------------------------------------------------------
  1    Case and caps      Roofer Group Company, Yijinli technology company
                          Shenzhen Tongli Precision Stamping Products Co., Ltd.,
------ ------------------ ------------------------------------------------------
  2    Cathode materials  CITIC Guoan
------ ------------------ ------------------------------------------------------
  3    Anode materials    Shanghai Shan Shan, Changsha graphite
------ ------------------ ------------------------------------------------------
  4    Aluminum foil      Aluminum Corporation of America, Shanghai
------ ------------------ ------------------------------------------------------
  5    Copper foil        Huizhou United Copper Foil
------ ------------------ ------------------------------------------------------
  6    Electrolyte        Zhangjiagang Guotai-Huarong New Chemical Materials
                          Co., Ltd
------ ------------------ ------------------------------------------------------
  7    Separator          Ube Industries, ENTEK, CELGARD
------ ------------------ ------------------------------------------------------

Key Equipment Suppliers

------ -------------------------------- ----------------------------------------
 Item               Instruments                        Suppliers
------ -------------------------------- ----------------------------------------
   1   Coating machine                  Beijing 706 Factory
------ -------------------------------- ----------------------------------------
   2   Mixer                            Guangzhou Hongyun Machine
------ -------------------------------- ----------------------------------------
   3   Press machine                    SevenStar Huachuang
------ -------------------------------- ----------------------------------------

------ -------------------------------- ----------------------------------------
   4   Ultrasonic spot welding machine  Zhenjiang Tianhua Machinery and
                                        Electrical Co., Ltd.
------ -------------------------------- ----------------------------------------
   5   Laser seam welder                Wuhan Chutian Laser Group
------ -------------------------------- ----------------------------------------
   6   Vacuum oven                      Jiangshu Wujiang Songling
------ -------------------------------- ----------------------------------------
   7   Electrolyte filling machine      BAK (internally developed)
------ -------------------------------- ----------------------------------------
   8   Aging equipment                  Guangzhou Qingtian Industrial Co., Ltd.
------ -------------------------------- ----------------------------------------
   9   Testing and sorting equipment    Guangzhou Qingtian Industrial Co., Ltd.
------ -------------------------------- ----------------------------------------


                               Sales and Marketing

         Marketing Strategies. We have two key marketing strategies. Our first strategy is to be a leader in the worldwide replacement battery market. We believe we can secure and enhance our market share because of the quality of our products and our ability to maintain high production volume with low production cost. Our second marketing strategy is to enter the OEM market. To enter into this market we will be required to gain approvals from key international manufacturers, including Motorola, Inc. and NingBo Bird Co., Ltd, each of which are currently reviewing our products. Approval from Motorola represents the first step to entering the international OEM market.

         Our Current Market. We have developed a sales and service network based in six principal coastal cities and Beijing in the PRC. Our products have also been exported to the United States, Canada, South Africa, Japan, Singapore, Taiwan, and Hong Kong. From 2001 to 2003, our annual sales have grown from $3 million to approximately $64 million for the year ended September 30, 2004. As of September 30, 2004, approximately 68% of sales were domestic, while 32% were made internationally.

                                   Competition

         We face competition in the production of lithium ion batteries not only within China but also from other parts of the world, particularly Japan and Korea. Sony Corp. first commercialized lithium ion batteries in 1992. However, Japan's market share of lithium ion battery production has decreased since 2000. We believe we are currently the seventh largest lithium ion battery manufacturer in the world, with a monthly output capacity of 15 million pieces and current monthly production of 11.8 million pieces. We also believe we are the second largest manufacturer in the Chinese market.

         We believe the following are the leading global manufacturers of lithium ion batteries:

o Japan - Sanyo Electric Co., Sony Corp., Matsushita Electric Industrial Co., Ltd. (Panasonic), GS Group, NEC Corporation and Hitachi Ltd.;
o        Korea - LG Chemical Ltd. and Samsung Electronics Co., Ltd.; and
o China - BYD Co. Ltd., Shenzhen BAK Battery Co., Ltd., Tianjin Lishen Battery Joint-Stock Co., Ltd., Henan Huanyu Group and Harbin Coslight Technology International Group Co., Ltd.

         We compete with these companies by striving to provide a higher quality product at a lower cost. We believe that by doing business in China we enjoy competitive advantages over similar companies doing business in Japan and Korea, including abundant labor resources, low cost raw materials and better access to China's extensive mobile phone market.

                                    Customers

         Our ten largest clients, based on orders, account for 51% of our sales, predominantly in China. Our 30 largest clients, based on orders, account for 85% of our sales, predominantly in China. At present, the bulk of our sales are in the replacement cell phone battery market. Over the past three years, we have developed relationships with key customers, including Konka Group Co., Ltd., SCUD (Fujian) Electronics Co., Ltd., Desay Power Tech. Co., Ltd. and Shenzhen Ya Litong Electronic Co., Ltd.

                            Research and Development

         We operate a state of the art research and development center performing proprietary research that has resulted in two issued patents in the PRC and 40 in the application process. We also outsource certain of our research and development matters to ChangChun Applied Chemistry Research Institute of the China Scientific Institute, Tstinghua University, JiLin University, the Electrochemistry Department of XiaMen University and Shenzhen University. In our in-house facility we employ over 100 staff members, led by three government recognized specialists. Upon the approval of the National Ministry of Personnel in October 2002, a Postdoctoral Workstation was established. The establishment of the Workstation serves as recognition by the PRC government of the strong capabilities of our in-house research team. The research and development center focuses research on projects relating to liquid lithium ion batteries, high power lithium ion batteries, solid lithium polymer ion batteries, and cylindrical and rectangular lithium ion batteries.

         During fiscal 2004 and 2003, we expended $328,779 and $116,789, respectively, on our research and development efforts. We anticipate devoting approximately $4.6 million on research and development activities in 2005.

                                    Employees

         The following table summarizes the functional distribution of our employees as of September 30, 2003 and 2004:

                 Department                        2003         2004
          Officers                                  9            10
          Comprehensive Management                  64           197
          Human Resources                           8            19
          Marketing                                 51           67
          PMS Department                            14           21
          Technical Department                      10           46
          Research & Development                    58           107
          Purchasing                                8            29
          Financial Department                      8            18
          PMC Department                            19           45
          After Sales Department                    9            33
          Quality Control                           85           242
          Engineering                               27           99
          Manufacturing                            2637         5428
          ---------------------------------------------------------------
                        TOTALS                     3007         6362

         None of our personnel are represented under collective bargaining agreements. We consider our relations with our employees to be good.

                                   Facilities

         We currently lease 5,500 m2 in the aggregate for office space and manufacturing facilities. We lease 3,000 m2 for office space and manufacturing operations pursuant to a lease which runs from June 1, 2003 to June 10, 2008. Our rent due under that lease is $2,468 a month. We also lease 2,500 m2 for office space and manufacturing facilities pursuant to a lease with a term beginning December 16, 2004 and ending December 16, 2006. We owe lease payments of $2,329 a month during the term of this second lease.

         In addition, we have begun construction of manufacturing facilities, warehousing and packaging facilities, dormitory space and administrative offices at the BAK Industrial Park. We anticipate the completion of construction of these facilities by June 2005. At present, we have no payment obligations related to these facilities, however, upon completion of construction, we will have monthly payments due in satisfaction of our permanent construction financing.

         Upon completion of the construction of the BAK Industrial Park, we will cease to lease the 5,500 m2 that we currently lease for office space and manufacturing facilities. We will face no material penalties when we cancel these leases.

                                Legal Proceedings

         We are not a party to any legal proceedings, nor are we aware of any contemplated proceedings.

                  Intellectual Property and Proprietary Rights

         We rely primarily on a combination of copyright laws and contractual restrictions to establish and protect our intellectual property rights. We currently have two issued patents in the PRC and 40 are in the application process. We require our management and key technical personnel to enter into agreements requiring them to keep confidential all information relating to our customers, methods, business and trade secrets during and after their employment with us.

         We have very strict control over the core technologies for which we can not apply for patents. Every employee who is related to these proprietary technologies must sign "special technology non-disclosure agreement". We have also established an internal department to protect property rights. In this department, there are professionals including attorneys, engineers, information managers and archives managers responsible for the application and protection of proprietary rights. We have also developed a series of rules regarding "property right non-disclosure", "property right archives management", "information collection and analysis" and "innovation encouragement". While we actively take steps to protect our proprietary rights, such steps may not be adequate to prevent the infringement or misappropriation of our intellectual property. This is particularly the case in China where the laws may not protect our proprietary rights as fully as in the United States. Infringement or misappropriation of our intellectual property could materially harm our business. BAK Battery has registered the following Internet and WAP domain name WWW.BAK.COM.CN (the English version of our website can be found at WWW.BAK.COM.CN.EN).

                              CAUTIONARY STATEMENTS

         You should carefully consider the following risks and the other information set forth elsewhere in this Current Repor, including our financial statements and related notes.. If any of these risks occur, our business, financial condition and results of operations could be adversely affected. As a result, the trading price of our common stock could decline, perhaps significantly.

                          Risks Related to Our Business

The rechargeable battery business is highly competitive.

         We are subject to competition from manufacturers of traditional rechargeable batteries, such as nickel-cadmium batteries, from manufacturers of rechargeable batteries of more recent technologies, such as nickel-metal hydride and liquid electrolyte, as well as from companies engaged in the development of batteries incorporating new technologies. Other manufacturers of lithium ion batteries currently include Sanyo Electric Co., Sony Corp., Matsushita Electric Industrial Co., Ltd. (Panasonic), GS Group, NEC Corporation, Hitachi Ltd., LG Chemical Ltd., Samsung Electronics Co., Ltd., BYD Co. Ltd., Tianjin Lishen Battery Joint-Stock Co., Ltd., Henan Huanyu Group and Harbin Coslight Technology International Group Co., Ltd.

         Many companies with substantially greater resources are developing a variety of battery technologies, such as lithium polymer and fuel cell batteries, which are expected to compete with our existing product lines technology. Other companies undertaking research and development activities of solid-polymer batteries have already developed prototypes and are constructing commercial scale production facilities. If these companies successfully market their batteries before the introduction of our products, there could be a material adverse effect on our business, financial condition and results of operations.

We depend on continued demand for our products.

         A substantial portion of our business depends on the continued demand for those products that use lithium ion batteries, which in turn cause demand for our products. Therefore, our success depends significantly upon the success of those products in the marketplace. We are subject to many risks beyond our control that influence the success or failure of such products.

Because of the specialized, technical nature of the business, we are highly dependent on certain members of management, marketing, engineering and technical staff.

         The loss of these services or these members could have a material adverse effect on our business, financial condition and results of operations. In addition to developing the manufacturing capacity to produce high volumes of advanced rechargeable batteries, we must attract, recruit and retain a sizeable workforce of technically competent employees. Our ability to pursue effectively our business strategy will depend upon, among other factors, the successful recruitment and retention of additional highly skilled and experienced managerial, marketing, engineering and technical personnel. We cannot assure that we will be able to retain this type of personnel.

Rapid growth of our battery business could significantly strain management, operations and technical resources.

         If we are successful in obtaining rapid market growth of our batteries, we will be required to deliver large volumes of quality products to customers on a timely basis at a reasonable cost to those customers. Such demand can also create working capital issues for us, as we need increased liquidity to fund purchases of raw materials and supplies. We cannot assure, however, that business will rapidly grow or that our efforts to expand manufacturing and quality control activities will be successful or that we will be able to satisfy commercial scale production requirements on a timely and cost-effective basis. We will also be required to continue to improve our operations, management and financial systems and controls. The failure to manage growth effectively could have an adverse effect on our business, financial condition and results of operations.

Lithium ion batteries pose certain safety risks that could affect our business.

         Due to the high energy density inherent in lithium batteries, our batteries can pose certain safety risks, including the risk of fire. Although we incorporate safety procedures in research, development and manufacturing processes that are designed to minimize safety risks, we cannot assure that accidents will not occur. Any accident, whether at the manufacturing facilities or from the use of the products, may result in significant production delays or claims for damages resulting from injuries. Due to the fact that we have no product liablity insurance, these types of losses could have a material adverse effect on our business, financial condition and results of operations.

         National, state and local laws impose various environmental controls on the manufacture, storage, use and disposal of lithium batteries and/or of certain chemicals used in the manufacture of lithium batteries. Although we
believe  that  our  operations  are  in  substantial   compliance  with  current
environmental regulations and that, except as noted below, there are no environmental conditions that will require material expenditures for clean-up at the present or former facilities or at facilities to which we send waste for disposal, there can be no assurance that changes in such laws and regulations will not impose costly compliance requirements on us or otherwise subject us to future liabilities. There can be no assurance that additional or modified regulations relating to the manufacture, transportation, storage, use and disposal of materials used to manufacture our batteries or restricting disposal of batteries will not be imposed or how these regulations will affect us or our customers.

We depend on certain suppliers, and any disruption with those suppliers could have an adverse affect on our business.

         Certain materials used in products are available only from a limited number of suppliers. Additionally, we may elect to develop relationships with a single or limited number of suppliers for materials that are otherwise generally available. We have volume purchase agreements with our major suppliers. Although we believe that alternative suppliers are available to supply materials that could replace materials currently used and that, if necessary, we would be able to redesign our products to make use of such alternatives, any interruption in the supply from any supplier could delay product shipments and adversely effect our relationships with our customers.

We cannot control the cost of our raw materials, which may adversely impact our profit margin and financial position.

         Our principal raw materials are liquid electrolyte and lithium cobalt oxide. The prices for these raw materials are subject to market forces largely beyond our control, including energy costs, organic chemical feedstocks, market demand, and freight costs. The prices for these raw materials have varied significantly, including a significant increase in the year ended September 30, 2004, and may vary significantly in the future. We may not be able to adjust our product prices, especially in the short term, to recover the costs of increases in these raw materials. Our future profitability may be adversely affected to the extent we are unable to pass on higher raw material and energy costs to our customers.

If we experience customer concentration, we may be exposed to all of the risks faced by our remaining material customers.

         Our largest customer accounts for 13.62% of our revenues for the nine months ended September 30, 2004. Unless we maintain multiple customer relationships, it is likely that we will experience periods during which we will be highly dependent on a limited number of customers. Dependence on a few customers could make it difficult to negotiate attractive prices for our products and could expose us to the risk of substantial losses if a single dominant customer stops conducting business with us. Moreover, to the extent that we are dependent on any single customer, we are subject to the risks faced by that customer to the extent that such risks impede the customer's ability to stay in business and make timely payments to us.

Our business is highly dependent upon proprietary technologies.

         Our success depends on the knowledge, ability, experience and technological expertise of our employees and on the legal protection of patents and other proprietary rights. We claim proprietary rights in various unpatented technologies, know-how, trade secrets and trademarks relating to products and manufacturing processes. We cannot guarantee the degree of protection these various claims may or will afford, or that competitors will not independently develop or patent technologies that are substantially equivalent or superior to our technology. We protect our proprietary rights in our products and operations through contractual obligations, including nondisclosure agreements. There can be no assurance as to the degree of protection these contractual measures may or will afford. We have had patents issued and have patent applications pending in China. We cannot assure (i) that patents will be issued from any pending applications, or that the claims allowed under any patents will be sufficiently broad to protect our technology, (ii) that any patents issued to us will not be challenged, invalidated or circumvented, or (iii) as to the degree or adequacy of protection any patents or patent applications may or will afford. If we are found to be infringing third party patents, there can be no assurance that we will be able to obtain licenses with respect to such patents on acceptable terms, if at all. The failure to obtain necessary licenses could delay product shipment or the introduction of new products, and costly attempts to design around such patents could foreclose the development, manufacture or sale of products.

We depend on factories to manufacture our products, which may be insufficiently insured against damage or loss.

         We have no direct business operation, other than our ownership of our subsidiaries located in China, and our results of operations and financial condition are currently solely dependent on our subsidiaries' factories in China. We do not currently maintain insurance to protect against damage and loss to our manufacturing facility, machinery and other leasehold improvements. Therefore, any material damage to, or the loss of, any of our factories due to fire, severe weather, flooding or other cause, and such damage or loss would have a material adverse effect on our financial condition, business and prospects.

We face risks related to product warranty claims.

         We typically offer warranties ranging from six to eight months against any defects due to product malfunction. We provide for a reserve for this potential warranty expense, which is based on an analysis of historical warranty issues. There is no assurance that future warranty claims will be consistent with past history, and in the event we experience a significant increase in warranty claims, there is no assurance that the reserves are sufficient. This could have a material adverse effect on our business, financial condition and results of operations.

Our holding company structure creates restrictions on the payment of dividends.

         We have no direct business operations, other than our ownership of our subsidiaries. While we have no current intention of paying dividends, should we decide in the future to do so, as a holding company, our ability to pay dividends and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiaries and other holdings and investments. In addition, our operating subsidiaries, from time to time, may be subject to restrictions on their ability to make distributions to us, including as a result of restrictive covenants in loan agreements, restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions. If future dividends are paid in Renminbi, fluctuations in the exchange rate for the conversion of Renminbi into U.S. dollars may adversely affect the amount received by U.S. stockholders upon conversion of the dividend payment into U.S. dollars.

Our short term debt obligations may affect our liquidity and capital resources.

         As of September 30, 2004 we had approximately U.S. $50 million in short term loans and notes payable maturing at or prior to September 30, 2005. If we fail to obtain extensions of the maturity dates of these obligations, our overall liquidity and capital resources will be adversely affected as a result of our efforts to satisfy these obligations.

We have not obtained the certificate of land use right for our BAK Industrial Park.

         We have not obtained the certificate of land use right for the property and facilities located at BAK Industrial Park, No. 1 BAK Street, Kuichong Town, Longgang District, Shenzhen, People's Republic of China. We are negotiating with the government regarding this matter. We have paid approximately U.S. $278,000 for construction and area preparation costs. We have, however, been granted permission to, and have commenced construction of, our new production facility. Although we anticipate receiving the certificate of land use right, our business will be materially adversely affected if our application for a certificate of land use right is not approved, because we could be obligated to vacate the premises and relocate to new facilities.

                    Risks Related to Doing Business in China

Our operations are located in China and may be adversely affected by changes in the political and economic policies of the Chinese government.

         Our business operations may be adversely affected by the political environment in the PRC. The PRC has operated as a socialist state since 1949 and is controlled by the Communist Party of China. In recent years, however, the government has introduced reforms aimed at creating a "socialist market economy" and policies have been implemented to allow business enterprises greater autonomy in their operations. Changes in the political leadership of the PRC may have a significant effect on laws and policies related to the current economic reforms program, other policies affecting business and the general political, economic and social environment in the PRC, including the introduction of measures to control inflation, changes in the rate or method of taxation, the imposition of additional restrictions on currency conversion and remittances abroad, and foreign investment. These effects could substantially impair our business, profits or prospects in China. Moreover, economic reforms and growth in the PRC have been more successful in certain provinces than in others, and the continuation or increases of such disparities could affect the political or social stability of the PRC.

         Although we believe that the economic reform and the macroeconomic measures adopted by the Chinese government have had a positive effect on the economic development of China, we cannot predict the future direction of these economic reforms or the effects these measures may have on our business, financial position or results of operations. In addition, the Chinese economy differs from the economies of most countries belonging to the Organization for Economic Cooperation and Development, or OECD. These differences include:

o        economic structure;
o        level of government involvement in the economy;
o        level of development;
o        level of capital reinvestment;
o        control of foreign exchange;
o        methods of allocating resources; and
o        balance of payments position.

As a result of these differences, our business may not develop in the same way or at the same rate as might be expected if the Chinese economy were similar to those of the OECD member countries.

The Chinese government exerts substantial influence over the manner in which we must conduct our business activities.

         The PRC only recently has permitted provincial and local economic autonomy and private economic activities. The government of the PRC has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in the PRC or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties or joint ventures. Any such developments could have a material adverse effect on our business, operations, financial condition and prospects.

         In addition, while we do not believe it is a likely event, the Chinese government may decide not to grant a renewal of BAK Battery's renewable operating tenure upon its expiration on August 3, 2011. While we believe that renewing the operating tenure is a simple administrative matter, a failure to renew BAK Battery's renewable operating tenure could have a material adverse effect on our business, operations, financial condition and prospects.

The favorable tax treatment in Shenzhen is projected to end in the near future, which, when effective, will adversely impact our profit margin and results of operations.

         The current tax rate in Shenzhen is 15% of profits. However, Shenzhen is an economic development zone. As such, the tax rate for foreign invested enterprises like us is adjusted to promote development. Under the current tax scheme, foreign invested enterprises do not owe any tax during the first two years following the time at which they become profitable. For the next following three years, foreign invested enterprises owe 50% of the current tax rate, or 7.5%. Thereafter, foreign invested enterprises owe the full tax rate, unless they qualify and apply for other reduced tax programs. Under this format, we currently pay 7.5%. We will likely begin to pay the 15% mandated maximum on January 1, 2007. Once this increase becomes effective, our profit margin and financial position will experience a concordant negative adjustment.

A downturn in the Chinese economy may slow down our growth and profitability.

         The growth of the Chinese economy has been uneven across geographic regions and economic sectors. There can be no assurance that growth of the Chinese economy will be steady or that any downturn will not have a negative effect on our business. Our profitability will decrease if expenditures for lithium ion batteries decrease due to a downturn in the Chinese economy.

Future inflation in China may inhibit economic activity in China and adversely affect our operations.

         In recent years, the Chinese economy has experienced periods of rapid expansion and high rates of inflation which have led to the adoption by the PRC government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation. While inflation has moderated since 1995, high inflation may in the future cause the PRC government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China, and thereby adversely affect our business operations and prospects in the PRC.

Any recurrence of severe acute respiratory syndrome, or SARS, or another widespread public health problem, could adversely affect our business and results of operations.

         A renewed outbreak of SARS or another widespread public health problem in China, where all of our revenue is derived, and in Shanghai, where our operations are headquartered, could have a negative effect on our operations. Our operations may be impacted by a number of health-related factors, including the following:

o quarantines or closures of some of our offices which would severely disrupt our operations,
o        the sickness or death of our key officers and employees, and
o        a general slowdown in the Chinese economy.

         Any of the foregoing events or other unforeseen consequences of public health problems could adversely affect our business and results of operations.

Restrictions on currency exchange may limit our ability to receive and use our revenues effectively.

         Because almost all of our future revenues may be in the form of Renminbi, any future restrictions on currency exchanges may limit our ability to use revenue generated in Renminbi to fund any future business activities outside China or to make dividend or other payments in U.S. dollars. Although the Chinese government introduced regulations in 1996 to allow greater convertibility of the Renminbi for current account transactions, significant restrictions still remain, including primarily the restriction that foreign-invested enterprises may only buy, sell or remit foreign currencies, after providing valid commercial documents, at those banks authorized to conduct foreign exchange business. In addition, conversion of Renminbi for capital account items, including direct investment and loans, is subject to governmental approval in China, and companies are required to open and maintain separate foreign exchange accounts for capital account items. We cannot be certain that the Chinese regulatory authorities will not impose more stringent restrictions on the convertibility of the Renminbi, especially with respect to foreign exchange transactions.

The value of our securities will be affected by the foreign exchange rate between U.S. dollars and Renminbi.

         The value of our common stock will be affected by the foreign exchange rate between U.S. dollars and Renminbi. For example, to the extent that we need to convert U.S. dollars into Renminbi for our operational needs and should the Renminbi appreciate against the U.S. dollar at that time, our financial position and the price of our common stock may be adversely affected. Conversely, if we decide to convert our Renminbi into U.S. dollars for the purpose of declaring dividends on our common stock or for other business purposes and the U.S. dollar appreciates against the Renminbi, the U.S. dollar equivalent of our earnings from our subsidiaries in China would be reduced.

         Until 1994, the Renminbi experienced a gradual but significant devaluation against most major currencies, including U.S. dollars, and there was a significant devaluation of the Renminbi on January 1, 1994 in connection with the replacement of the dual exchange rate system with a unified managed floating rate foreign exchange system. Since 1994, the value of the Renminbi relative to the U.S. Dollar has remained stable and has appreciated slightly against the U.S. dollar. Countries, including the U.S., have argued that the Renminbi is artificially undervalued due to China's current monetary policies and have pressured China to allow the Renminbi to float freely in world markets.

         If any devaluation of the Renminbi were to occur in the future, our returns on our operations in China, which are expected to be in the form of Renminbi, will be negatively affected upon conversion to U.S. dollars. Although we attempt to have most future payments, mainly repayments of loans and capital contributions, denominated in U.S. dollars, if any increase in the value of the Renminbi were to occur in the future, our products sales in China and in other countries may be negatively affected.

We may be unable to enforce our rights due to policies regarding the regulation of foreign investments in China.

         The PRC's legal system is a civil law system based on written statutes in which decided legal cases have little value as precedents, unlike the common law system prevalent in the United States. The PRC does not have a well-developed, consolidated body of laws governing foreign investment enterprises. As a result, the administration of laws and regulations by government agencies may be subject to considerable discretion and variation, and may be subject to influence by external forces unrelated to the legal merits of a particular matter. China's regulations and policies with respect to foreign investments are evolving. Definitive regulations and policies with respect to such matters as the permissible percentage of foreign investment and permissible rates of equity returns have not yet been published. Statements regarding these evolving policies have been conflicting and any such policies, as administered, are likely to be subject to broad interpretation and discretion and to be modified, perhaps on a case-by-case basis. The uncertainties regarding such regulations and policies present risks which may affect our ability to achieve our business objectives. We cannot assure you that we will be able to enforce any legal rights we may have under our contracts or otherwise. Our failure to enforce our legal rights may have a material adverse impact on our operations and financial position, as well as our ability to compete with other companies in our industry.

It may be difficult for stockholders to enforce any judgment obtained in the United States against us, which may limit the remedies otherwise available to our stockholders.

         Substantially all of our assets are located outside the United States. Almost all of our current operations are conducted in China. Moreover, all of our directors and officers are nationals or residents of China. All or a substantial portion of the assets of these persons are located outside the United States. As a result, it may be difficult for shareholders to effect service of process within the United States upon these persons. In addition, there is uncertainty as to whether the courts of China would recognize or enforce judgments of United States courts obtained against us or such officers and/or directors predicated upon the civil liability provisions of the securities law of the United States or any state thereof, or be competent to hear original actions brought in China against us or such persons predicated upon the securities laws of the United States or any state thereof.

                        Risks Related to our Common Stock

The market price for our common stock may be volatile.

         The market price for our common stock is likely to be highly volatile and subject to wide fluctuations in response to factors including the following:

o        actual or anticipated fluctuations in our quarterly operating results,
o        announcements of new services by us or our competitors,
o        changes in financial estimates by securities analysts,
o        conditions in the lithium ion battery market,
o changes in the economic performance or market valuations of other companies involved in lithium ion battery production,
o announcements by our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments,
o        additions or departures of key personnel,
o        potential litigation, or
o        conditions in the mobile telephone market.

         In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

Stockholders could experience substantial dilution.

         We may issue additional shares of our capital stock to raise additional cash for working capital. If we issue additional shares of our capital stock, our stockholders will experience dilution in their respective percentage ownership in us.

We have no present intention to pay dividends.

         Neither during the preceding two fiscal years nor during the nine month period ended September 30, 2004 did we pay dividends or make other cash distributions on our common stock, and we do not expect to declare or pay any dividends in the foreseeable future. Should we decide in the future to do so, as a holding company, our ability to pay dividends and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiaries and other holdings and investments. In addition, our operating subsidiaries, from time to time, may be subject to restrictions on their ability to make distributions to us, including as a result of restrictive covenants in loan agreements, restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions. We intend to retain any future earnings for working capital and to finance current operations and expansion of our business.

A large portion of our common stock is controlled by a small number of stockholders.

         A large portion of our common stock is held by a small number of stockholders. As a result, these stockholders are able to influence the outcome of stockholder votes on various matters, including the election of directors and extraordinary corporate transactions including business combinations. In addition, the occurrence of sales of a large number of shares of our common stock, or the perception that these sales could occur, may affect our stock price and could impair our ability to obtain capital through an offering of equity securities. Furthermore, the current ratios of ownership of our common stock reduce the public float and liquidity of our common stock which can in turn affect the market price of our common stock.

There is currently a limited trading market for our common stock.

         Our common stock is traded in the over-the-counter market through the Over-the-Counter Electronic Bulletin Board. There is currently an active trading market for our common stock; however, there can be no assurance that an active trading market will be maintained. We cannot assure you that our common stock will ever be included for trading on any stock exchange or through any other quotation system (including, without limitation, the NASDAQ Stock Market).

We are likely to remain subject to "penny stock" regulations.

         As long as the trading price of our common stock is below $5.00 per share, the open-market trading of our common stock will be subject to the "penny stock" rules. The "penny stock" rules impose additional sales practice requirements on broker-dealers who sell securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of securities and have received the purchaser's written consent to the transaction before the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the broker-dealer must deliver, before the transaction, a disclosure schedule prescribed by the Securities and Exchange Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. These additional burdens imposed on broker-dealers may restrict the ability of broker-dealers to sell the common stock and may affect a stockholder's ability to resell the common stock.

         Stockholders should be aware that, according to Securities and Exchange Commission Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

We are responsible for the indemnification of our officers and directors.

         Our Bylaws provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on behalf of us. This indemnification policy could result in substantial expenditures, which we may be unable to recoup.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         This Current Report contains forward-looking statements that involve risks and uncertainties. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "could," "expect," "plan,"
"intend," "anticipate," "believe," "estimate," "predict," "potential," or "continue," or the negative of such terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors, including the risks outlined in the "Cautionary Statements" section beginning on page 7 in this Current Report. These factors may cause our actual results to differ materially from any forward-looking statement.

         Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We are under no duty to update any of the forward-looking statements after the date of this Current Report to conform such statements to actual results or to changes in our expectations.

                        DIRECTORS AND EXECUTIVE OFFICERS

         The following table provides information about our executive officers and directors and their respective ages and positions as of January 20, 2005. The directors listed below will serve until the next annual meeting of the Medina stockholders:

           NAME            AGE                  POSITION HELD
           ----            ---                  -------------

         Xiangqian Li      36     Director, Chairman of the Board, President and
                                  Chief Executive Officer

         Yongbin Han       35     Chief Financial Officer and Secretary

         Huanyu Mao        53     Chief Technical Officer


         Xiangqian Li has served as our Director, Chairman of the Board, President and Chief Executive Officer since January 20, 2005. Mr. Li has been Chairman of Board of Directors and General Manager of BAK Battery since April 2001 and has also served as BAK Battery's general manager since December 2003. Previously, Mr. Li served as (i) Chairman of the Board of Directors and General Manager of Shenzhen BAK Li-ion Battery Co., Ltd. from December 2000 until March 2001; (ii) as Chairman of the Board of Directors and General Manager of Jilin Province Huaruan Technology Company Limited by Stocks ("Huaruan") from March 2001 until June 2001; and (iii) as Chairman of the Board of Directors of Huaruan from June 2001 until June 2003. Prior to 2001 Mr. Li was self employed. Mr. Li graduated from Lanzhou Railway Institute and holds a Bachelors degree in gas engineering. He is pursuing a Doctorate of quantity economics from Jilin University.

         Yongbin Han has served as our Chief Financial Officer and Secretary since January 20, 2005. Mr. Han is a Chinese certified public accountant and certified tax agent. Mr. Han has been Deputy General Manager of BAK Battery since April 2003. In that capacity he oversees the finance and accounting department. Previously, Mr. Han served as (i) Deputy General Manager of Huaruan from January 2002 until April 2003 and (ii) Department Manager of Zhonghongxin Jianyuan Accounting Firm from July 1995 until July 2001. Mr. Han graduated from Changchun Tax Institute with a Bachelors degree in accounting.

         Huanyu Mao has served as our Chief Technical Officer since January 20, 2005. Dr. Mao has been Chief Scientist of BAK Battery since September 2004. From 1997 until September 2004 Dr. Mao served as Chief Engineer of Tianjin Lishen Company. Dr. Mao graduated from Memorial University of Newfoundland, Canada and received a Doctorate degree in electrochemistry in conducting polymers.

Board Composition and Committees

         The board of directors is currently composed of one member, Xiangqian Li. All Board action requires the approval of a majority of the directors in attendance at a meeting at which a quorum is present. We intend to expand our board to include "independent" directors.

         We currently do not have standing audit, nominating or compensation committees. We intend, however, to establish an audit committee and a compensation committee of the board of directors as soon as practicable. We envision that the audit committee will be primarily responsible for reviewing the services performed by our independent auditors, evaluating our accounting policies and our system of internal controls. The compensation committee will be primarily responsible for reviewing and approving our salary and benefits policies (including stock options), including compensation of executive officers.

Director Compensation

         At present we do not pay our directors a fee for attending scheduled and special meetings of our board of directors. We intend to reimburse each director for reasonable travel expenses related to such director's attendance at board of directors and committee meetings. As noted above, we intend to expand our board to include "independent" directors. It is anticipated that the appointment of independent members of our board will require us to pay fees comparable to those paid by other public companies in our peer group.

Indebtedness of Directors and Executive Officers

         None of our directors or officers or their respective associates or affiliates is indebted to us.

Involvement in Certain Legal Proceedings

         In the normal course of business, various claims are made against us. At this time, in the opinion of management, there are no pending claims the outcome of which are expected to result in a material adverse effect on our consolidated financial position or results of operations.

Family Relationships

         There are no family relationships among our directors or officers.

Executive Compensation

         The following Summary Compensation Table sets forth all cash compensation paid to our chief executive officer for services rendered in all capacities to us during the noted periods. No executive officers received a total annual salary and bonus compensation in excess of $100,000.


                           Summary Compensation Table


 Name and
 Principal                                     Restricted     Securities
 Underlying                                      Stock        Underlying      All Other
 Positions       Year     Salary     Bonus       Awards       Options        Compensation
 ----------      ----     ------     -----     ----------     ----------     ------------
Xiangqian Li     2004      -0-        -0-          NA            NA              NA

                 2003      -0-        -0-          NA            NA              NA

                 2002      -0-        -0-          NA            NA              NA



         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of January 20, 2005, certain information with respect to the beneficial ownership of our common stock by (i) each director and officer of Medina, (ii) each person known to Medina to be the beneficial owner of five percent or more of the outstanding shares of common stock of Medina, and (iii) all directors and officers of Medina as a group.
Unless otherwise indicated, the person or entity listed in the table is the beneficial owner of, and has sole voting and investment power with respect to, the shares indicated. Certain principal stockholders are selling stockholders in this offering.

                                                         Amount and Nature of Beneficial Ownership (1)
                                                         ---------------------------------------------
                                                            Number                       Percent of
Name of Beneficial Owner                                 of Shares (2)                Voting Stock (3)
------------------------                                 -------------                ----------------
Xiangqian Li                                             21,233,437 (4)                     51.8%
Huanyu Mao                                                  249,805                          *
Yongbin Han                                                 312,256                          *

Directors and executive officers as a group (3 persons)  21,795,498                         53.2%

-------------------------
*Denotes less than 1% of the outstanding shares of common stock.

(1) On January 20, 2005, there were 40,978,533 shares of common stock outstanding and no issued and outstanding preferred stock. Each person named above has the sole investment and voting power with respect to all shares of common stock shown as beneficially owned by the person, except as otherwise indicated below.

(2) Under applicable SEC rules, a person is deemed to be the "beneficial owner" of a security with regard to which the person directly or indirectly, has or shares (a) the voting power, which includes the power to vote or direct the voting of the security, or (b) the investment power, which includes the power to dispose, or direct the disposition, of the security, in each case irrespective of the person's economic interest in the security. Under these SEC rules, a person is deemed to beneficially own securities which the person has the right to acquire within 60 days through the exercise of any option or warrant or through the conversion of another security.

(3) In determining the percent of voting stock owned by a person on January 20, 2005, (a) the numerator is the number of shares of common stock beneficially owned by the person, including shares the beneficial ownership of which may be acquired within 60 days upon the exercise of options or warrants or conversion of convertible securities, and (b) the denominator is the total of (i) the 40,978,533 shares in the aggregate of common stock outstanding on January 20, 2005, and (ii) any shares of common stock which the person has the right to acquire within 60 days upon the exercise of options or warrants or conversion of convertible securities. Neither the numerator nor the denominator includes shares which may be issued upon the exercise of any other options or warrants or the conversion of any other convertible securities.

(4) Mr. Li is a party to an Escrow Agreement pursuant to which he has agreed to place 2,179,550 shares of his common stock into escrow for the benefit of the selling stockholders in the event we fail to satisfy certain "performance thresholds", as defined in the Escrow Agreement, which Escrow Agreement is filed with this Current Report statement as a material exhibit. Mr. Li is also a party to a Lock-up Agreement pursuant to which he has agreed, except for distributions of his shares of common stock required under the Escrow Agreement, not to transfer his common stock for a period commencing January 20, 2005 and ending twelve months after the listing of our common stock on a national stock exchange or national quotation medium. The Lock-up Agreement is filed with this Current Report as a material exhibit.


              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

         We have several outstanding short term bank notes payable to the Agricultural Bank of China, Shenzhen branch, the Shenzhen Development Bank and the China Minsheng Bank, Shenzhen branch, respectively, the proceeds of which were used primarily to fund the operations of our manufacturing facility located at the BAK Industrial Park. At September 30, 2004, we had aggregate amounts due and payable under these debt facilities of $45,661,000. The debt facilities bear interest at rates ranging from 4.536% to 5.841% and have maturity dates ranging from five to twelve months. This indebtedness is guaranteed by both Xiangqian Li, our President and Chief Executive Officer, and Julin Provincial Huaruan Technology Company Limited by Shares, or Huaruan, a PRC company. Mr. Li is the controlling shareholder and an executive officer of Huaruan. Except as disclosed above, we have no other business relationships with Huaruan. Neither Mr. Li nor Huaruan received or is entitled to receive any consideration for the above referenced guarantees.

         On October 18, 2003, we acquired intangible assets, including a patent and other patent rights, from Huaruan, an entity controlled by Xiangqian Li, our President and Chief Executive Officer. The total consideration paid to Huaruan was $3.86 million. The consideration paid to Huaruan was recorded at fair market value, as determined by an independent appraisal firm.

         On September 30, 2004, BAK Battery entered into a Financial Consulting Agreement with HFG International, Ltd., a PRC representative office, pursuant to which HFG International agreed to provide BAK Battery with consulting help in implementing an organizational structure that would facilitate accessing the capital markets of the United States. In consideration for these services, HFG International was paid a fee of $400,000 in conjunction with the consummation of BAK Battery's private placement. Timothy P. Halter, our former Chief Executive Officer, is the principal shareholder and an executive officer of HFG International.

                    SECTION 3--SECURITIES AND TRADING MARKETS

Item 3.02.  Unregistered Sales of Equity Securities.

         Set forth below is information regarding recent issuances and sales of our securities without registration. No such sales involved the use of an underwriter, no advertising or public solicitation were involved, the securities bear a restrictive legend and no commissions were paid in connection with the sale of any securities.

         On January 20, 2005 we completed a stock exchange transaction with the stockholders of BAK International, Ltd., a Hong Kong company ("BAK International"). The exchange was consummated under Nevada law pursuant to the terms of a Securities Exchange Agreement dated effective as of January 20, 2005 by and among Medina, BAK International and the stockholders of BAK International. Pursuant to the Securities Exchange Agreement, we issued 39,826,075 shares of our common stock, par value $0.001 per share, to the stockholders of BAK International, representing approximately 97.2% of our post-exchange issued and outstanding common stock, in exchange for 100% of the outstanding capital stock of BAK International. We presently carry on the business of Shenzhen BAK Battery Co., Ltd., a Chinese corporation and BAK International's wholly-owned subsidiary, or BAK Battery.

         The foregoing shares were issued in private transactions or private placements intending to meet the requirements of one or more exemptions from registration. In addition to any noted exemption below, we relied upon Regulation S, Regulation D and Section 4(2) of the Securities Act of 1933, as amended (the "Act"). The investors were not solicited through any form of general solicitation or advertising, the transactions being non-public offerings, and the sales were conducted in private transactions where the investor identified an investment intent as to the transaction without a view to an immediate resale of the securities; the shares were "restricted securities" in that they were both legended with reference to Rule 144 as such and the investors identified they were sophisticated as to the investment decision and in most cases we reasonably believed the investors were "accredited investors" as such term is defined under Regulation D based upon statements and information supplied to us in writing and verbally in connection with the transactions. We never utilized an underwriter for an offering of our securities and no sales commissions were paid to any third party in connection with the above-referenced sales.

            SECTION 4--CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Item 4.01.  Changes in Registrant's Certifying Accountant.

         On January 20, 2005, the Company dismissed George Stewart, C.P.A. as its independent registered public accounting firm as part of the change of control transaction reported under Item 5.01 of this Current Report. The Company's Board of Directors approved the dismissal of George Stewart, C.P.A. on January 20, 2005. As a result of the change in control, BAK International became the accounting survivor for reporting purposes.

         No accountant's report on the financial statements for the fiscal years ended December 31, 2003 and 2002, respectively, contained an adverse opinion or a disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principles, except a going concern opinion expressing substantial doubt about the ability of the Company to continue as a going concern. No additional disclosure regarding this uncertainty is provided as such uncertainty does pertain to BAK International, the accounting survivor following the recapitalization referenced in Item 1.01 of this Current Report.

         During the Company's two most recent fiscal years (ended December 31, 2004 and 2003) and from January 1, 2005 to the date of this Report, there were no disagreements with the Company's independent registered accounting firm on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. There were no reportable events, as described in Item 304(a)(1)(iv)(B) of Regulation S-B, during the Company's two most recent fiscal years (ended December 31, 2004 and 2003) and from January 1, 2005 to the date of this Report.

         Effective January 20, 2005, the Company appointed Schwartz Levitsky Feldman L.L.P., as its independent registered public accounting firm.

                 SECTION 5--CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.01.  Changes in Control of Registrant.

         See Item 1.01 above.

         For accounting purposes, the exchange is being treated as a reverse acquisition, because the stockholders of BAK International own a majority of the issued and outstanding shares of common stock of the Company immediately following the exchange. Due to the issuance of the 39,826,075 shares of the Company's common stock, a change in control of the Company occurred on January 20, 2005, the date of the consummation of the exchange.

         Except as described in the Item 1.01 and in this Current Report in Item
5.02 under the caption "Certain Relationships and Related Party Transactions," no arrangements or understandings exist among present or former controlling stockholders with respect to the election of members of the board of directors of the Company, and to the knowledge of the Company, no other arrangements exist that might result in a change of control of the Company.

Item 5.02. Departure of Directors or Principal Officers;  Election of Directors;
           Appointment of Principal Officers.

         Pursuant to the Exchange Agreement, at the closing of the Exchange, the membership of the board of directors of the Company was increased from one (1) to two (2) directors, and Xiangqian Li was appointed to serve as a member of the Company's board of directors; thereafter, Mr. Halter resigned as a director of the Company. Also under the terms of the Exchange Agreement, all existing officers resigned as officers of the Company effective immediately following the closing of the Exchange transaction, and Xiangqian Li was elected as Chairman of the Board, President and Chief Executive Officer, Yongbin Han was elected as Chief Financial Officer and Secretary and Huanyu Mao was elected as Chief Technological Officer.

         See also "Directors and Executive Officers" and "Certain Relationships and Related Party Transactions" under Item 2.01 above.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

         The Board of Directors of the Company adopted Amended and Restated Bylaws (the "New Bylaws") effective January 20, 2005. The material changes in the New Bylaws are as follows:

         (1) The Company's registered office was fixed in Article I of the previous bylaws (the "Old Bylaws"), but Section 1.1 of the New Bylaws provides that the registered office will be such office as set forth from time to time in the Company's Articles of Incorporation or an amendment thereto.

         (2) According to Section 2 of Article II of the Old Bylaws, the annual meeting of the shareholders was to be held on the 1st of July, but Section 2.2 of the New Bylaws provides that the annual meeting shall be held on a date determined by the Board of Directors.

         (3) Section 2.4 of the New Bylaws provides that special meetings of the shareholders may be called by the President or Secretary at the request in writing of the holders of not less than thirty percent (30%) of all the shares issued, outstanding and entitled to vote. Section 3 of Article II of the Old Bylaws required the request of not less than ten percent (10%) of the voting power of the Company.

         (4)      According  to  Section  2.6 of the  New  Bylaws,  quorum  at a meeting of shareholders consists of the holders of thirty-three percent (33%) of the shares entitled to vote rather than a majority of the shares entitled to vote, as provided in Section 7 of Article II of the Old Bylaws.

         (5) A proxy to be used at a meeting of the shareholders must bear a date not more than six (6) months prior to such meeting, as provided in Section 2.8 of the New Bylaws, rather than eleven
                  (11) months, as provided in Section 9 of Article II of the Old Bylaws.

         (6) The New Bylaws do not list express powers of the Company's management, unlike Section 1 of Article III of the Old Bylaws. Instead, according to Section 3.1 of the New Bylaws, the Board of Directors generally may exercise all such powers of the Company and do all such lawful acts and things that are not required to be done by the shareholders.

         (7) Section 3.5 of the New Bylaws provides that all vacancies in the Board of Directors are to be filled by the Board of Directors. Section 4 of Article III of the Old Bylaws, however, provided that the shareholders could elect a director to fill a vacancy not filled by the Board of Directors.

         (8) Section 3.11 of the New Bylaws provides that no contract or transaction between the Company and one or more of its directors or officers is void if certain criteria is met. The Old Bylaws did not contain a similar provision.

         (9) Section 5.6 of the New Bylaws provides that the Board of Directors may authorize executive employment contracts. The Old Bylaws did not contain a similar provision.

         (10) The New Bylaws include descriptions for the powers and duties of assistant secretaries (Section 5.11) and assistant treasurers (Section 5.13), which the Old Bylaws did not include.

         (11) Section 5.14 of the New Bylaws provides that the Company may secure a bond to protect it from loss in the event of defalcation by any of its officers. The Old Bylaws did not contain a similar provision.

         (12) Section 6.2 of the New Bylaws provides what steps may be taken to replace lost certificates. The Old Bylaws did not contain a similar provision.

         (13) Section 6.3 of the New Bylaws provides the process for transferring shares of stock. The Old Bylaws did not contain a similar provision.

         (14) Section 7.1 of the New Bylaws provides that dividends of the Company's shares may be declared by the Board of Directors. The Old Bylaws did not contain a similar provision.

         (15) Section 7.2 of the New Bylaws provides that the Board of Directors may create a reserve out of the surplus of the Company in order to provide for contingencies. The Old Bylaws did not contain a similar provision.

         (16) Section 7.3 of the New Bylaws provides that meetings of directors, shareholders or committee members may take place by means of conference telephone or similar equipment. The Old Bylaws did not contain a similar provision.

         (17) Section 7.5 of the New Bylaws provides that the fiscal year of the Company will be fixed by resolution of the Board of Directors. The Old Bylaws did not contain a similar provision.

         (18) Section 7.8 of the New Bylaws provides that the Company may purchase and maintain insurance on behalf of the Company and any person whom it has the power to indemnify. The Old Bylaws did not contain a similar provision.

         (19) Section 7.10 of the New Bylaws provides that the Company's bylaws may be amended by the Board of Directors. Section 1 of
                  Article VI of the Old Bylaws allowed for the shareholders to amend the bylaws.

         (20) Section 7 of Article IV of the Old Bylaws provided that the President is ex-officio a member of all of the standing committees. The New Bylaws do not contain a similar provision.

         (21) Section 4 of Article V of the Old Bylaws provided that the Board of Directors shall send an annual report to the shareholders no later than 120 days after the close of the fiscal year. The New Bylaws do not contain a similar provision.

         (22) Section 7 of Article V of the Old Bylaws provided that the president or any vice president and the secretary or assistant secretary are authorized to vote on behalf of the Company any shares of another corporation held by the Company. The New Bylaws do not contain a similar provision.


         The Board of Directors approved on January 20, 2005 a change in the Company's fiscal year end from December 31 to September 30. This change is being effectuated in connection with the exchange transaction described in Item 1.01 above. The report covering the transition period will be filed on a Form 10-K for the year ended September 30, 2004.

                  Section 9--Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits

         Exhibits. The following Exhibits have been filed as a part of this Current Report:

Exhibit
Number           Description
------           -----------

3.1*              Articles of Incorporation of the Registrant.

3.2*              Articles of Amendment.

3.3+              Amended and Restated Bylaws.

3.4*              Bylaws

10.1+             Securities   and   Exchange   Agreement   by  and   among  BAK
                  International, Ltd., Medina Coffee, Inc. and the stockholders of BAK International, Ltd. dated as of January 20, 2005.

10.2+             Escrow Agreement by and among Medina Coffee, Inc., the selling
                  stockholders,    Xiangqian   Li,   and   Securities   Transfer
                  Corporation dated as of January 20, 2005.

10.3+ Lock-up Agreement by and between Medina Coffee, Inc. and Xiangqian Li dated as of January 20, 2005.

10.4+             Form of Subscription Agreement.

10.5+ Summary of Sales Agreement by and between Shenzhen BAK Battery Co., Ltd. and Zhongshan Mingji Battery Co., Ltd. dated as of October 25, 2003.

10.6+ Summary of Purchase Agreement by and between Shenzhen BAK Battery Co., Ltd. and Luhua Technology (Shenzhen) Co., Ltd. dated as of April 14, 2004.

10.7+ Summary of Purchase Agreement by and between Shenzhen BAK Battery Co., Ltd. and Beijing CITIC Guoan Mengguli Electricity Supply Ltd. Co. dated as of September 30, 2004.

10.8+ Summary of Revolvable Credit Facilities Agreement by and between Shenzhen BAK Battery Co., Ltd. and Longgang Division, Shenzhen Branch, Agricultural Bank of China dated as of June 27, 2003.

10.9+ Summary of Guaranty Contract of Maximum Amount by and between Longgang Division, Shenzhen Branch, Agricultural Bank of China and Jilin Provincial Huaruan Technology Company Limited by Shares dated as of June 27, 2003.

10.10+ Summary of Comprehensive Credit Facilities Agreement of Maximum Amount by and between Shenzhen BAK Battery Co., Ltd. and Longgang Division, Shenzhen Branch, Agricultural Bank of China dated as of April 5, 2004.

10.11+            Summary of Guaranty  Contract  of Maximum  Amount by and among
                  Longgang Division, Shenzhen Branch, Agricultural Bank of China, Development and Construction (Group) Company Limited by Shares of Changchun Economic & Technology Development District, Jilin Provincial Huaruan Technology Company Limited by Shares and Xiangqian Li dated as of April 5, 2004.

10.12+ Summary of Comprehensive Credit Facilities Agreement by and between Shenzhen BAK Battery Co., Ltd. and Longgang Division, Shenzhen Development Bank dated as of April 1, 2004.

10.13+ Summary of Guaranty Contract of Maximum Amount by and among Longgang Division, Shenzhen Development Bank, Development and Construction (Group) Company Limited by Shares of Changchun Economic & Technology Development District, Jilin Provincial Huaruan Technology Company Limited by Shares, Xiangqian Li, Yanlong Zou, Fenghua Li, Jimin Li, Jiajun Huang, Baicheng Zhou, Jinghui Wang, Yongbin Han, Shuquan Zhang, Xinrong Yang, Yunfei Li and Weiqiang Zhang dated as of April 1, 2004.

10.14+ Summary of Comprehensive Credit Facilities Agreement by and between Shenzhen BAK Battery Co., Ltd. and Longgang Division, Shenzhen Branch, China Minsheng Bank dated as of January 14, 2004.

10.15+ Summary of Guaranty Contract of Maximum Amount by and among Longgang Division, Shenzhen Branch, China Minsheng Bank, Jilin Provincial Huaruan Technology Company Limited by Shares and Xiangqian Li dated as of November 15, 2003.

10.16+ Summary of Loan Agreement by and between Shenzhen BAK Battery Co., Ltd. and Shenzhen Branch, Industrial Bank dated as of March 11, 2004.

10.17+ Summary of Guaranty Agreement by and between Shenzhen Branch, Industrial Bank and Shenzhen High-Tech Investment Service Co. dated as of March 10, 2004.

10.18+ Summary of Related Transaction Agreement by and between Shenzhen BAK Battery Co., Ltd. and Jilin Provincial Huaruan Technology Company Limited by Shares dated as of October 18, 2003.

10.19+ Summary of Loan Agreement by and between Shenzhen BAK Battery Co., Ltd. and Longgang Division, Shenzhen Development Bank dated as of April 1, 2004.

16.1+             Letter on Change in Certifying Accountant.

99.1+             Press Release.
----------------------

* Previously filed as an exhibit to Registration Statement on Form SB-1 (#333-41124) filed with the Commission on July 10, 2000.

+ Filed herewith.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, Medina Coffee has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     Medina Coffee, Inc.



                                                      /s/ Xiangqian Li
                                                     ---------------------------
                                                     Xiangqian Li, President and
                                                     Chief Executive Officer


DATED:  January 20, 2005

                                  EXHIBIT INDEX

Exhibit
Number           Description
------           -----------

3.1*              Articles of Incorporation of the Registrant.

3.2*              Articles of Amendment.

3.3+              Amended and Restated Bylaws.

3.4*              Bylaws

10.1+             Securities   and   Exchange   Agreement   by  and   among  BAK
                  International, Ltd., Medina Coffee, Inc. and the stockholders of BAK International, Ltd. dated as of January 20, 2005.

10.2+             Escrow Agreement by and among Medina Coffee, Inc., the selling
                  stockholders,    Xiangqian   Li,   and   Securities   Transfer
                  Corporation dated as of January 20, 2005.

10.3+ Lock-up Agreement by and between Medina Coffee, Inc. and Xiangqian Li dated as of January 20, 2005.

10.4+             Form of Subscription Agreement.

10.5+ Summary of Sales Agreement by and between Shenzhen BAK Battery Co., Ltd. and Zhongshan Mingji Battery Co., Ltd. dated as of October 25, 2003.

10.6+ Summary of Purchase Agreement by and between Shenzhen BAK Battery Co., Ltd. and Luhua Technology (Shenzhen) Co., Ltd. dated as of April 14, 2004.

10.7+ Summary of Purchase Agreement by and between Shenzhen BAK Battery Co., Ltd. and Beijing CITIC Guoan Mengguli Electricity Supply Ltd. Co. dated as of September 30, 2004.

10.8+ Summary of Revolvable Credit Facilities Agreement by and between Shenzhen BAK Battery Co., Ltd. and Longgang Division, Shenzhen Branch, Agricultural Bank of China dated as of June 27, 2003.

10.9+ Summary of Guaranty Contract of Maximum Amount by and between Longgang Division, Shenzhen Branch, Agricultural Bank of China and Jilin Provincial Huaruan Technology Company Limited by Shares dated as of June 27, 2003.

10.10+ Summary of Comprehensive Credit Facilities Agreement of Maximum Amount by and between Shenzhen BAK Battery Co., Ltd. and Longgang Division, Shenzhen Branch, Agricultural Bank of China dated as of April 5, 2004.

10.11+            Summary of Guaranty  Contract  of Maximum  Amount by and among
                  Longgang Division, Shenzhen Branch, Agricultural Bank of China, Development and Construction (Group) Company Limited by Shares of Changchun Economic & Technology Development District, Jilin Provincial Huaruan Technology Company Limited by Shares and Xiangqian Li dated as of April 5, 2004.

10.12+ Summary of Comprehensive Credit Facilities Agreement by and between Shenzhen BAK Battery Co., Ltd. and Longgang Division, Shenzhen Development Bank dated as of April 1, 2004.

10.13+ Summary of Guaranty Contract of Maximum Amount by and among Longgang Division, Shenzhen Development Bank, Development and Construction (Group) Company Limited by Shares of Changchun Economic & Technology Development District, Jilin Provincial Huaruan Technology Company Limited by Shares, Xiangqian Li, Yanlong Zou, Fenghua Li, Jimin Li, Jiajun Huang, Baicheng Zhou, Jinghui Wang, Yongbin Han, Shuquan Zhang, Xinrong Yang, Yunfei Li and Weiqiang Zhang dated as of April 1, 2004.

10.14+ Summary of Comprehensive Credit Facilities Agreement by and between Shenzhen BAK Battery Co., Ltd. and Longgang Division, Shenzhen Branch, China Minsheng Bank dated as of January 14, 2004.

10.15+ Summary of Guaranty Contract of Maximum Amount by and among Longgang Division, Shenzhen Branch, China Minsheng Bank, Jilin Provincial Huaruan Technology Company Limited by Shares and Xiangqian Li dated as of November 15, 2003.

10.16+ Summary of Loan Agreement by and between Shenzhen BAK Battery Co., Ltd. and Shenzhen Branch, Industrial Bank dated as of March 11, 2004.

10.17+ Summary of Guaranty Agreement by and between Shenzhen Branch, Industrial Bank and Shenzhen High-Tech Investment Service Co. dated as of March 10, 2004.

10.18+ Summary of Related Transaction Agreement by and between Shenzhen BAK Battery Co., Ltd. and Jilin Provincial Huaruan Technology Company Limited by Shares dated as of October 18, 2003.

10.19+ Summary of Loan Agreement by and between Shenzhen BAK Battery Co., Ltd. and Longgang Division, Shenzhen Development Bank dated as of April 1, 2004.

16.1+             Letter on Change in Certifying Accountant.

99.1+             Press Release.
----------------------

* Previously filed as an exhibit to Registration Statement on Form SB-1 (#333-41124) filed with the Commission on July 10, 2000.

+ Filed herewith.